Exhibit 99.1
Ann Parker, Director
Investor Relations
605-988-1000
ann.parker@lodgenet.com
LODGENET ANNOUNCES PROPOSED PRIVATE OFFERING

OF $50 MILLION OF CONVERTIBLE PREFERRED STOCK
     SIOUX FALLS, SD, June 22, 2009 – LodgeNet Interactive Corporation (Nasdaq: LNET) today announced its intention to offer, subject to market and other conditions, shares of Series B Cumulative Perpetual Convertible Preferred Stock, with a liquidation preference of $1,000 per share, with an aggregate liquidation preference of $50 million, in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company expects to grant the initial purchaser of the preferred stock a 30-day option to purchase up to an additional $7.5 million of the preferred stock, solely to cover over-allotments.
     The preferred stock will be convertible into shares of the Company’s common stock. The dividend rate, conversion price and other terms of the preferred stock will be determined by negotiations between the Company and the initial purchaser.
     The principal purpose of the offering is to improve the Company’s consolidated leverage and interest coverage ratios. Accordingly, LodgeNet expects to use half of the net proceeds of the offering to immediately reduce the outstanding balance on the term loan under its Credit Facility and use the balance of the proceeds for general working capital purposes, including further voluntary reductions of the term loan.
     This notice does not constitute an offer to sell or a solicitation of an offer to buy securities (including the shares of common stock into which the securities are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the preferred stock will be made only by means of a private offering memorandum. The preferred stock and LodgeNet’s common stock issuable upon the conversion of the preferred stock have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About LodgeNet Interactive
     LodgeNet Interactive Corporation is the leading provider of media and connectivity solutions designed to meet the unique needs of hospitality, healthcare and other guest-based businesses.  LodgeNet Interactive serves more than 1.9 million hotel rooms representing 10,100 hotel properties worldwide in addition to healthcare facilities throughout the United States. The Company’s services include: Interactive Television Solutions, Broadband Internet Solutions, Content Solutions, Professional Solutions and Advertising Media Solutions. LodgeNet Interactive Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, and The Hotel Networks. LodgeNet Interactive is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.

LodgeNet Confidential
Special Note Regarding Forward-Looking Statement
The statements in this press release regarding the proposed private placement and its terms, including the proposed use of proceeds, improvements in consolidated leverage and interest coverage ratios and the credit facility are forward-looking statements that involve risks and uncertainties, including, but not limited to, market conditions and the price and market for the securities being offered, or further weakening of economic conditions. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
LodgeNet is a registered trademark of LodgeNet Interactive Corporation. All rights reserved. Other names and brands may be claimed as the property of others.